Exhibit 99.2
Filed by MedQuist Holdings Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14d-2 under the
Securities Exchange Act of 1934
Subject Company: MedQuist Inc.
Commission File No.: 001-13326
Excerpts from Press Release
Liquidity and Capital Structure
In accordance with the terms of a Stipulation of Settlement entered into in connection with the settlement of certain MedQuist Inc. shareholder litigation during the second quarter of 2011, the remaining issued and outstanding shares of MedQuist Inc. not already owned by the Company are expected to be exchanged on the same terms as the public exchange initiated on February 3, 2011 (the “Initial Exchange Offer”), through a short-form merger that is expected to be completed by the end of the fourth quarter of 2011. Prior to the short-form merger, the Company expects to conduct a second public exchange offer on the same terms as the Initial Exchange Offer.
Forward-Looking Statements
Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2011 financial and operating performance and the proposed acquisition of M*Modal, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the Securities and Exchange Commission (“SEC”)). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The offer to exchange the Company’s shares for MedQuist Inc. shares, if made, will only be made pursuant to a Registration Statement on Form S-4, a letter of transmittal and related offer documents to be filed by the Company with the SEC. INVESTORS AND SECURITY HOLDERS OF MEDQUIST INC. ARE URGED TO READ SUCH REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME

MEDH Excerpts from Press Release

August 15, 2011
AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTEMPLATED EXCHANGE OFFER AND MERGER. UPON FILING WITH THE SEC, THE REGISTRATION STATEMENT AND RELATED DOCUMENTS WILL BE AVAILABLE FREE ON THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV). Holders of MedQuist Inc. shares will need to make their own decision whether to tender shares in the contemplated exchange offer. Neither MedQuist Inc. nor any other person is making any recommendation as to whether or not holders of MedQuist Inc. shares should tender their shares for exchange in the contemplated exchange offer.